EXHIBIT 10.8

CONTRACT ID: n406019

AMENDMENT TO GOOGLE SERVICES AGREEMENT

This Amendment to the Google Services Agreement ("Amendment"), effective as of the first day following the current expiration date of the Agreement (as defined below) ("Amendment Effective Date"), is between Vertro, Inc. ("Company") and Google LLC ("Google") and amends the existing Google Services Agreement between Company and Google (the "Agreement"). Capitalized terms not defined in this Amendment have the meanings given to those terms in the Agreement. The parties agree as follows:

1. Extension. The term of the Agreement is extended for an additional one month from the current expiration date.

2. Removal of  WEBSEARCH SERVICE. Effective as of the Amendment Effective Date, WS, and all references to WS and the Search Services, are removed from the Agreement. For clarity, Company will no longer have a right to use the WS Service under the Agreement.

3. General. The parties may execute this Amendment in counterparts, including facsimile, PDF, or other electronic copies, which taken together will constitute one instrument. Except as expressly modified herein, the terms of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Effective Date by persons duly authorized.

Company: lnuvo, Inc.

Name: Dana Robbins

Title: SVP Digital Publishing

Date: 29/06/26

Google LLC

By:		2026.06.30

Name:	Philipp Schindler	12:40:25
Title:	Authorized Signatory
Date:		-07'00'